Exhibit 4.29

China United Telecommunications Corporation

Mobile Value-added Services Cooperation Agreement

Main Agreement Number: CUVAS-A2005-0024

(Translated from Chinese)

Party A: China United Telecommunications Corporation

Party B: Beijing AirInbox Information Technology Co., Ltd.

Signing Date: February 2, 2005

China Unicom

Mobile Value-added Services Cooperation Agreement

Contents

Preamble

Chapter 1	Objective

Chapter 2	Definition

Chapter 3	Business Cooperation Scope and Business Interface

Chapter 4	Customer Service Management

Chapter 5	Security of Mobile Value-added Services

Chapter 6	Billing and Settlement

Chapter 7	Intellectual Property Rights and Confidentiality Provisions

Chapter 8	Liability for Breach and Dispute Settlement

Chapter 9	Force Majeure

Chapter 10	Amendments or Termination of the Agreement

Chapter 11	Withdrawal Mechanism

Chapter 12	Contact Person and Bank Account Numbers

Chapter 13	Effectiveness and Other Matters

Appendix 1	Maintenance Interface of the Parties and Maintenance Responsibility

Appendix 2	Letter of Responsibility from the Information Source for the Guarantee of Information Security

Appendix 3	Party B’s Basic Information for the Operation of Mobile Value-added Services

Signature Page

China Unicom

Mobile Value-added Services Cooperation Agreement

Index of Appendixes

Appendix 4	SMS Service

Appendix 5	Voice Value-added Service

Appendix 6	WAP Service

Appendix 7	Color e-Service

Appendix 8	BREW Service

Appendix 9	JAVA Service

Appendix 10	Location Service based on SMS Platform

Appendix 11	Location Service based on WAP Platform

Appendix 12	Location Service based on BREW Platform

Appendix 13	Location Service based on JAVA Platform

Appendix 14	Handheld Stock Market Service based on Securities e-Commerce Platform

Appendix 15	Power of Attorney and signature specimens of designated signatories

China Unicom

Mobile Value-added Services Cooperation Agreement

Preamble

1.	This Cooperation Agreement is entered into by and among the two parties below on in Beijing:

China United Telecommunications Corporation (called “Party A” hereinafter) is a company established in accordance with the PRC law and validly existing with its address at No. 133A, North Xidan Street, Xicheng District, Beijing, China. Its legal representative is Xiaobing Chang;

Beijing AirInbox Information Technology Co., Ltd. (called “Party B” hereinafter) is a corporate established in accordance with the PRC law and validly existing with its address at the 33rd Floor, Tengda Building, No. 168, Xiwai Street, Haidian District, Beijing, China. Its legal representative is Yunfan Zhou.

2.
Application scope: This Agreement consists of the main body and a number of appendixes. The main body of the Agreement sets forth the rights and obligations that should be exercised and performed by the Parties, regardless of the type of business that is carried out. The Appendixes set forth the detailed rights and obligations of the Parties according to the classification of businesses. Party A shall provide the relevant services when Party B makes a request to Party A to cooperate in certain types of businesses. In addition to the main body of the Agreement (including Appendixes 1, 2 and 3) that must be signed, the Parties may sign Appendix 15 at their option and sign the following appendixes according to the type of business that is the subject of the parties’ cooperation. (lease refer to the relevant appendixes for the appendix numbers.):

(1)	SMS Service: Appendix 4

(2)	Voice Value-added Service: Appendix 5

(3)	WAP Service: Appendix 6

(4)	Color e Service :Appendix 7

(5)	BREW Service: Appendix 8 (including Attachment 1 and Attachment 2)

(6)	JAVA Service: Appendix 9

China Unicom

Mobile Value-added Services Cooperation Agreement

(7)	Location Service based on SMS Platform: Appendix 10

(8)	Location Service based on WAP Platform: Appendix 11

(9)	Location Service based on BREW Platform: Appendix 12

(10)	Location Service based on JAVA Platform: Appendix 13

(11)	Handheld Stock Market Service based on Securities e-Commerce Platform: Appendix 14

(12)	The Parties may sign one or more appendixes, which shall be an inseparable part of this Agreement and have the same legal effect as the main body of this Agreement.

Party A may provide any other mobile value-added services in future and any cooperation with Party B in connection with any such mobile value-added services shall be set forth in a separate appendix. If Party A and Party B have entered into this Agreement, any appendixes in connection with any such new mobile value-added services shall be deemed to be a part of this Agreement, regardless of whether the appendixes have been signed at the same time. If the Parties have not entered into this Agreement, in addition to any appendixes entered into in connection with any new mobile value-added services, Party A and Party B shall enter into the main body of this Agreement (including Appendix 1, Appendix 2 and Appendix 3), as well as Appendix 15 at their option.

3.
Party A and Party B may enter into one or more appendixes according to their cooperation in the operation of any mobile value-added services. If Party A and Party B plan to have more cooperation in connection with any mobile value-added services, they shall negotiate with each other to enter into the corresponding appendixes listed in the second item of this Preamble.

4.
Party A and Party B shall comply with the provisions specified for certain special businesses under the relevant appendixes attached to the Agreement and if there is any conflict between the main body and any appendix, the provisions of the relevant appendix shall prevail. Reference shall be made to the definitions under the main body of the Agreement for any words used herein and unless otherwise defined or agreed in an appendix. Any words that have not been specially defined under the Agreement shall be interpreted in accordance with the contents of the Agreement and the relevant Appendixes. For any words that cannot be interpreted, reference shall be made to the actual conditions, industrial practices and standard interpretations issued by the Ministry of Information Industry.

China Unicom

Mobile Value-added Services Cooperation Agreement

Chapter 1 Objective

Whereas:

1.1.
Party A, authorized by the State Department’s information industry department, is a telecom company that provides basic and value-added telecom businesses to the public nationwide and it has its own basic telecom networks, data service platform, service distribution system and large customer base. Party A has the full power to enter into and perform this Agreement.

1.2.
Party B is a Content Provider (CP)/Service Provider (SP) that legally provides mobile value-added services and content and has the qualifications to cooperate in the businesses under this Agreement. It has acquired the following qualification certificates:

a.	Enterprise Legal Person Business License with the number of 1101082373236(1-1);

b.	Operating Permit for Telecommunication and Information Services with the number Jing ICP Zheng No. 020001; and

c.
Operating Permit for Telecommunication Value-added Services with the number B2-20040152 or any other qualification certificates evidencing that Party B is qualified in carrying out the business cooperation with Party A as applied;

d.	Any other certificates which are recognized by Party A and which evidence that Party B is qualified and/or has passed any relevant business testing.

If it is necessary, Party A may ask Party B to provide copies of the above certificates and attach them to this Agreement when executing this Agreement.

Party B hopes to provide mobile value-added services based on Party A’s mobile communication network and data service platform. Party B has the full power to enter into and perform this Agreement.

Subject to the above conditions:

The Parties, based on the principle of equality, mutual benefit and complementing advantages and on the objective of developing and enriching mobile value-added services and achieving win-win, hereby enter into this Agreement.

China Unicom

Mobile Value-added Services Cooperation Agreement

Chapter 2 Definition

This Agreement has the definitions for the following words. For any other relevant words that are not defined under this Agreement, reference shall be made to the applicable laws and regulations or the definitions specified under the PRC law or by the governmental authorities and if there are no such interpretations under the relevant laws and regulations, reference shall be made to the industrial practices.

2.1.	CP/SP

CP is the abbreviation of Content Provider. The CP referred to in this Agreement refers to the providers that only provide information source for services.

SP is the abbreviation of Services Provider. The SP referred to in this Agreement means the specialized service institution that provides communications and information services. SP may be network operators or anyone that provides the full services to customers by integrating businesses of other network providers.

In this Agreement, “CP/SP” means any specialized institutions that would like to cooperate with Party A and provide various types of mobile value-added services to all mobile communications network subscribers of Party A by using Party A’s mobile communications network and data service platform.

2.2.	User

User is defined as the natural person, legal person or other entity that uses mobile terminals or other telecom terminals authorized by Party A to access Party A’s mobile communications networks and data service platforms and willingly accept mobile value-added services provided by Party A and Party B.

2.3.	Mobile Value-added Services

The mobile value-added services are defined as the businesses of telecommunication and information services provided through Party A’s mobile communications networks.

China Unicom

Mobile Value-added Services Cooperation Agreement

2.4.	Mobile Communications Networks and Data Service Platforms

In this Agreement, mobile communications network means the infrastructure provided by Party A for mobile communication services. Data service platform is the business platform aiming at one or more added data services on the basis of the mobile communications networks, including but not limited to providing services such as user interface, CP/SP interface, business management and billing.

2.5.	Business Support System

The business support system is defined as the user management system required for normal business operations and systems used for the recognition, billing, settlement and accounting.

2.6.	Communication Channel

The communication channel is defined as the physical and logical connections provided for communications between users in mobile communication system.

2.7.	Ports

Port is defined as the interface setting (including communication address and relative parameters) when communication interconnections are established between data service platforms and mobile communication networks or data service platforms and application servers provided by CP/SP.

2.8.	Data Flux

Data flux is defined as inbound and outbound communications through data service platforms.

2.9.	Testing

Testing means the checking and testing of businesses provided by CP/SP with certain tools and methods, which may include network connection testing, interface coherence testing, function testing and so on to ensure that businesses are in compliance with the requirements of connection and operation. Testing period means a period of time required for testing or a period of time that Party A considers should be spent on such testing.

China Unicom

Mobile Value-added Services Cooperation Agreement

2.10.	Buffer Period for Withdrawal

When there is a need to terminate the CP/SP services, in order to reduce the damages that may be caused to users due to the termination, CP/SP will inform users in an appropriate way some time before the termination of services and during this period Party B shall continue to provide services to users in accordance with the contracts with users. Such time period shall be the buffer period for withdrawal.

2.11.	Equipment Connection Point

Equipment connection point is defined as the connection location between two physical or logical equipment.

2.12.	Maintenance Interface

The whole service system for providing services to users is composed of several different parts, and the maintenance responsibilities are allocated to different persons and the maintenance interface is the location to allocate the maintenance responsibilities among different persons.

2.13.	System Maintenance

System maintenance is defined as the work required for daily maintenance, malfunction maintenance and so on in order to ensure that the service system will operate normally.

2.14.	Gateway

Gateway is the facilities to provide functions such as protocol transformation and system interconnection.

2.15.	User Customization

Subject to the determination by user of the detailed requirements for the acceptance of service contents, user willingly requests for services.

2.16.	7 X 24 hours

Seven days a week and 24 hours each day without holidays.

China Unicom

Mobile Value-added Services Cooperation Agreement

2.17.	Communication Charges

Charges incurred for the use of Party A’s network resources by users or CP/SP. Communication charges shall be billed by Party A to users or CP/SP and payments shall be made to and owned by Party A.

2.18.	Information Service Charge

Information service charge is the fee for using content information or application service provided by CP/SP other than any communication charges. For the services provided by Party A, such as access service, customer service, billings for others and collections for others, Party A and Party B shall allocate the information service charges proportionally. “Information service charge receivable” means the fees that be charged to users and have not been allocated by Party A and Party B.

2.19.	Enterprise Code Number

Enterprise code number is the abbreviation of “China Unicom Mobile Value-added Services CP/SP Enterprise Code Number”, which is used by Party A as the sole enterprise identification for Party B.

Chapter 3 Business Cooperation Scope and Business Interface

3.1.
Party A non-gratuitously provides communication channels and its network user resources to Party B and non-gratuitously provides access service, customer service, billing services and collection services to Party B through its customer service, billing and business support systems.

3.2.	The enterprise code number used by Party A for Party B is 90300.

3.3.
Party A guarantees the exclusivity and stability of the enterprise code number obtained by Party B and the Parties acknowledge that in Party A’s systems, including, but not limited to, the billing and settlement system, data service platform system and customer service system, the enterprise code number assigned by Party A to Party B shall have the same effectiveness as the enterprise name of Party B’s legal person entity.

3.4.
Party B provides the mobile value-added services to users through Party A’s mobile communication network and data service platform. The detailed items, such as the categories of mobile value-added services, business description, methods of billing and settlement, withdrawal mechanism, shall be set forth in the relevant appendixes separately.

China Unicom

Mobile Value-added Services Cooperation Agreement

3.5.
If Party B wants to carry out certain mobile value-added services, add certain mobile value-added services to its current list or change any existing value-added services, Party B should submit a written application to Party A and attach any documents evidencing that it has the qualifications for the operation of such services, as well as any documents evidencing that it has passed the relevant tests of by Party A. At Party B’s request, Party A shall have the responsibilities to issue any written evidencing documents at the conclusion that Party B has the ability for the operation of any such mobile value-added services after the testing of Party B’s business.

3.6.
Party B shall keep users fully informed of the information required for the acceptance of any value-added services and/or payments of information service charges such as the contents, manner and charges of any such value-added services before providing the services to users in any manner. Only after Party B has fully informed users in an evidencing manner and obtained the confirmation from users for the acceptance of any such value-added services and/or the specified customization in an evidencing manner, Party B may start to provide the relevant services to users. Without Party A’s prior written consent, Party B cannot use any “implied acceptance by customers”, “acceptance would be deemed to have been made unless cancellation is made through calling or sending short messages” or any other mandatory ways to require customers for customization and payment, or any methods that would impose unnecessary additional burdens on users.

3.7.
During the term of this Agreement, the equipment connection point shall be the boundary between Party A and Party B for the maintenance of their own interface. Please refer to Appendix 1 for details on the boundary division and maintenance obligations.

3.8.
During the term of this Agreement, Party B shall provide Party A with the relevant data reports on the user development, user classification, user habits, business prospects and forecasting according to Party A’s requirement and promptly send user information required in the business management to Party A in order to ensure the real-time updating of Party A’s user database.

China Unicom

Mobile Value-added Services Cooperation Agreement

3.9.
In the operation of any value-added services, Party B agrees to comply with the administrative measures, business quality standards, customer service standards and any other relevant provisions that have been provided for or will be provided for from time to time for any value-added services. Before the official announcement and implementation of any such administrative measures, quality standards and/or customer service standards, Party A shall provide Party B with the official versions for its compliance.

3.10.
During the term of cooperation, any new mobile value-added services to be added or any changes to be made to the business scope or prices by Party B shall be subject to Party A’s pricing testing and to the written approval Party A.

3.11.	Party A and Party B may, based on their needs, separately or jointly promote any mobile value-added services in various manners.

3.12.
Party A and Party B may negotiate to label Party A’s name, trademark or logo or the names, trademarks or logos of certain services on any services jointly provided by them and promote and market mobile value-added services. However, without the request or confirmation from Party A, Party B shall not use Party A’s name, trademark or logo in any content services provided to customers by Party B such that customers misunderstand that any such content services are provided by Party A or jointly by Party A and Party B.

3.13.
Only with Party A’s request or written consent may Party B use Party A’s name, trademark or logo and any other relevant materials relating to Party A in the promotion of mobile value-added services conducted solely by Party B. In addition, Party B shall guarantee that under any circumstances, it will not infringe the trademark or any other intellectual property rights of Party A.

3.14.
Party B shall not, in the content services and/or any other promotion activities carried out by Party B, promote any competitors whose business scope is the same as or similar to Party A’s or make any statement favorable to Party A’s competitors. Any acts that violate the provisions of this clause shall be deemed as a material breach.

3.15.
Any liabilities caused by any mobile value-added services provided to users in any manner by any third party through Party B’s maintenance interface shall be borne by Party B. Party A shall not bear any responsibility to users and any such third parties.

China Unicom

Mobile Value-added Services Cooperation Agreement

3.16.
Party B agrees to accept any changes to be made by Party A to the business and billing methods that are necessary for business development and Party B will provide Party A with any required business data.

Chapter 4 Customer Service Management

4.1.	The Parties shall set up their own 24-hour customer service hotline centers and customer service E-mail boxes.

4.2.
Party A will transfer any issues that are not related to Party A, but have been received by Party A’s customer complaint centers or consultation centers (1001 customer service hotline) to Party B for its handling and Party B shall give a preliminary reply or directly reply to the relevant customers within one hour. Party B shall be responsible for solving the relevant issues.

4.3.
Party B shall not ask any users to contact Party A directly as it thinks that any requests for consultation or complaints received by it are related to Party A. If Party B considers that any requests for consultation or complaints received by Party B are indeed related to Party A, Party B’s customer service staff or customer service system shall assist Party A to analyze and solve the relevant issues and contact Party A within one hour from the receipt. Subject to the confirmation from Party A, the relevant issues may be transferred to Party A.

4.4.
If one Party is not able to determine which party is responsible for the consultation requests or complaints it receives, the receiving Party shall contact the other Party within one hour of the receipt. The receiving Party shall find out which party is responsible and help customers solve the relevant issues as soon as possible. The Parties shall not pass issues to each other.

4.5.
Pursuant to the categories of the cooperative businesses, Party B shall give a detailed description of the services to be provided to users in its application for the operation of such businesses. An attachment shall be submitted if necessary.

4.6.	Party B shall grant the authorization and provide the network connection to Party A’s customer service staff in relation to service enquiries and service cancellation.

China Unicom

Mobile Value-added Services Cooperation Agreement

Chapter 5 Security of Mobile Value-added Services

5.1.
Party A shall have the right to carry out necessary testing and to gather statistical data at any time in connection with the services provided by Party B during any business hours if necessary. On the basis of the testing results, Party A shall have the right to ask Party B to make any adjustments pursuant to Party A’s management guidelines on the mobile value-added services.

5.2.	Party A shall have the right to control and adjust the data flow and ports that are subject to Party A’s maintenance and Party A shall keep Party B informed of the results.

5.3.
Party B shall guarantee that there shall be no major inherent problems in its services that may cause and that its services shall not be used by others to cause any damages to Party A’s mobile communication networks, data business platforms or users’ interests.

5.4.
Party B must comply with the relevant telecommunication and Internet laws, regulations, orders and policies promulgated by the state. Party B shall guarantee that any information service contents provided by it will not violate the relevant state laws, regulations and policies and it will not use Party A’s system to distribute the nine categories of illegal information listed in the Letter of Responsibility from the Information Source for the Guarantee of Information Security (see Appendix 2).

5.5.	Party B shall be responsible for settling all the disputes that may arise due to the security and legitimacy of the information contents provided by it.

5.6.
Any violation by Party B of the provisions of Article 5.4 shall be deemed to be a material breach of this Agreement. Party B shall compensate Party A for any economic damages caused to Party A’s business operation by Party B’s violation of Article 5.4. If Party B’s violation of Article 5.4 has caused any negative impact to Party A in the society, Party B shall make a public statement for its liabilities and apologize to Party A publicly.

5.7.
When Party A sends various data or information to Party A’s communication platforms, Party B shall guarantee that the data flow would not cause any damage to the network’s safe capacity. Party A shall have the right to limit any transmission of any abnormal amounts of data or information that overload and affect the safe operation of Party A’s network.

China Unicom

Mobile Value-added Services Cooperation Agreement

Chapter 6 Billing and Settlement

6.1.
Party A shall price the communication fees, and subject to Party A’s approval, Party B shall price the information service fees. Party A shall be responsible for the billing and collection of communication fees and information service fees and Party B shall not charge any fees to users.

6.2.	In pricing the information service fees, Party B may provide various options to users, such as billing by the number of information pieces, billing by timing and monthly fees.

6.3.	The various communication fees incurred by users or Party B through the use of Party A’s mobile communication networks shall be paid to Party A.

6.4.
The Parties shall make a settlement of the information service fees receivable and subject to the deduction of 8% for bad debts from the information service fees receivable and to the deduction of any other expenses recognized by both parties, information service fees receivable shall be distributed to the Parties proportionally. Party A’s share is based on the following services that it provides: resources for mobile communication network users, relevant business platforms, business testing and quality control services, unified customer services and business promotion and information fee collection and/or billing services.

6.5.
The proportion for the distribution of information service fees, the billing and settlement of certain mobile value-added services and other relevant matters shall be provided for in the relevant appendix relating to such service.

6.6.
Before each settlement period, Party B shall make reconciliation in connection with any information service fees receivable with Party A. If the difference between the statistical data from the Parties is not more than 5%, the data provided by Party A shall prevail and if the difference is more than 5%, the Parties shall make another verification to find out the reasons and promptly and reasonably resolve the issue based on the circumstances. Any delay caused to Party A in any payment by any such reconciliation shall not be deemed as Party A’s breaching of its payment obligation.

6.7.
If any user refuses to pay any information service fees because of Party B’s service quality, Party B shall, in addition to paying to Party A the communication fees for the use of Party A’s mobile communication networks, pay to Party A the portion of the information service fees to be received proportionally by Party A in accordance with the provisions of the relevant appendix relating to such services.

China Unicom

Mobile Value-added Services Cooperation Agreement

6.8.
Pursuant to the data provided by Party A, Party B shall provide its business fee standards to Party A and the final fee standards shall be subject to Party A’s confirmation. Any changes made to the fee standards by Party B shall be subject to Party A’s review before the implementation.

6.9.	Settlement Period

(1)	The Parties shall make a settlement every month.

(2)	Settlement Period: The settlement period for China Unicom’s value-added services is every calendar month.

6.10.	Settlement Process

(1)	For the first month of the use of mobile value-added services by a user;

(2)
Party B may make reconciliation for information service fee receivable with Party A before the 15th day of the second month and if the difference is more than 5%, then the Parties shall solve the issue through consultation. Party B shall send the reconciliation statements and invoices to Party A’s contact person before the 25th day of the second month;

(3)	Party A shall make a payment to Party B’s designated account before the 28th day of the third month;

(4)
If Party B is unable to send the reconciliation statements and invoices to Party A before the 25th day of the second month due to Party B’s reason or due to Party B’s failure in the reconciliation, Party A shall have the right to postpone the payment for such month to Party B to the end of the coming quarter upon the receipt of Party B’s reconciliation statements and invoices. (This shall not be deemed as a delay for payment as set forth in this Agreement.)

6.11.	At Party A’s request, Party B shall provide Party A with an official receipt for each payment.

China Unicom

Mobile Value-added Services Cooperation Agreement

6.12.
Party A shall make a full payment of any settled information service fees within the time as agreed by the Parties. Any payments to be made by Party A shall be made to the bank account set forth under Article 6.13 of this Agreement.

6.13.	Party B’s bank information: See Appendix 3.

Chapter 7 Intellectual Property Rights and Confidentiality Provisions

7.1.
All the issues relating to the copyrights, trademarks, patents and any other intellectual property rights involved in the Parties’ cooperation shall be in compliance with the state’s relevant laws and regulations. Party B shall enter into any necessary authorization/license agreements with the relevant intellectual property right owners/right holders or their agents in accordance with the relevant state regulations in order to ensure that any mobile value-added services provided by Party B will not infringe the legitimate interests of any relevant intellectual property right owners/right owners. Party A shall not bear any liability for any dispute with third parties on any intellectual property rights caused by any contents of the services provided by Party B.

7.2.
Party B shall be responsible for the settlement of all the disputes that may arise due to the security and legality of the contents of the information services provided by it. Party B undertakes and guarantees that the information services provided by it will not infringe any intellectual property rights or other civil rights of any third party. Party B further undertakes to take the liability for the compensation of any litigation, claim, administrative penalties, losses and damages caused by the violation of any of the above undertakings and guarantees.

7.3.
Party B guarantees that in the operation of mobile value-added services, especially location services, Party B shall comply with the relevant state regulations relating to the basic civil rights (including, but not limited to, the privacy rights) involved in the operation of mobile value-added services. Party B shall keep its users fully informed of the nature of the services, scope of application and relevant laws and regulations in the customization by users, introduction or promotion to users and provision of the location services. In addition, Party B may only provide the location services to users after they fully and completely understand the services and accept the services to be provided by Party B (if necessary, Party B shall present any written materials to evidence that users fully and completely understand the services and accept the services). Party B shall not use users’ location information published due to the location services (one, various or comprehensive) for any other purposes that have not been identified by users in their customization. In addition, for the location services provided to any special industries, the Parties shall strictly comply with the relevant state regulations, regardless of whether or not such state regulations have been promulgated or implemented before or at the execution of this Agreement or the relevant appendixes.

China Unicom

Mobile Value-added Services Cooperation Agreement

7.4.
Party A may design, create and register any trademarks, service marks or logos for its mobile value-added services and conduct any marketing and promotion activities with these trademarks, service marks or logos. If Party A and Party B jointly conduct such marketing and promotion activities (hereinafter called “Joint Promotion”), the Parties shall set forth the details as agreed for the Joint Promotion in the relevant business appendix or enter into a cooperation agreement separately for the Joint Promotion if necessary. The Parties hereby agree that the purpose of the Joint Promotion is to have a better operation of any such mobile value-added services and any Joint Promotion by the Parties or any activities carried out for the Joint Promotion shall not infringe the trademarks, intellectual property rights or industrial property rights of Party A, Party B and/or a third party. If either Party A or Party B has infringed the trademarks, intellectual property rights or industrial property rights of the other Party or a third party, the infringing Party shall take all the liability for such infringement, compensate any economic losses that may be incurred by the other Party and be liable to eliminate any negative impact caused by the infringing Party to the society.

7.5.
The Parties have the responsibility for the confidentiality of the contents of the cooperation and this Agreement and without the prior written consent of the other Party, any Party shall not disclose the contents of this Agreement and any other related information to any third party.

7.6.
During the term of this Agreement and the five years from its expiration, neither Party shall disclose or provide any trade secrets (including financial secrets), technology secrets, know-how and/or any other confidential information to any third party (whether in written or oral form or in any other form).

7.7.
During the valid term of this Agreement and the five years from its expiration, the Parties shall have the confidentiality obligations for any trade secrets (including financial secrets), technology secrets, know-how and/or any other confidential information created in the performance of this Agreement (whether written or oral form or any other form of information) and without the consent of the other Party, no Party shall make a disclosure to any third party.

China Unicom

Mobile Value-added Services Cooperation Agreement

Chapter 8 Liability for Breach and Dispute Settlement

8.1.
The Parties shall strictly comply with the provisions of this Agreement and it shall be deemed as a breach if any Party causes any damage to the other Party’s interest or the suspension of the cooperation due to the non-performance of its obligations, guarantees or undertakings or due to the violation of any representations made herein.

8.2.
If the breaching Party has caused any negative impact on the society or economic losses, the non-breaching Party shall have the right to claim against the breaching Party, request the breaching Party to eliminate such impact and to pay compensation for such economic losses, and to terminate this Agreement.

8.3.	The Parties shall settle any disputes that may arise in connection with this Agreement in a cooperative manner through good faith negotiations.

8.4.
The Parties agree that any dispute that may arise in connection with this Agreement, if it cannot be settled through negotiation, shall be submitted to the Beijing Arbitration Commission for arbitration in accordance with its arbitration rules. The arbitration award shall be final and binding to the Parties. Arbitration shall be conducted in Chinese.

8.5.	The construction, execution and interpretation of this Agreement shall be governed by the PRC law.

Chapter 9 Force Majeure

9.1.
“Force Majeure” is defined as all the events which the Parties of this Agreement could not control or foresee or could foresee but would prevent any Party from performing all or any part of this Agreement. These events shall only include natural disasters, such as earthquake, landslide, sinking, flood, typhoon, and astronomic abnormality, and accidental events, such as fire, explosion, accident, war, rebellion, uprising, mutiny, social turbulence, terrorist events, or other similar or different incidental events.

9.2.	If any Party cannot perform any of its obligations because of any force majeure event, such Party shall not be liable for losses incurred by the other Party.

China Unicom

Mobile Value-added Services Cooperation Agreement

9.3.
The Party that is involved in any force majeure event shall immediately inform the other Party of the event in writing and shall provide within 15 days the valid certificates issued by the governmental authorities with the description of the events and the reasons that it cannot perform all or any part of this Agreement or any delay for its performance. Based on the impact of the force majeure event on the performance of the Agreement, the Parties shall consult with each other and decide whether to continue the performance of this Agreement or terminate this Agreement.

Chapter 10 Amendments or Termination of the Agreement

10.1.
During the term of the cooperation, if Party A has formulated any relevant administrative regulations, quality standards and/or customer service standards in connection with any mobile value-added services, these administrative regulations, quality standards and customer service standards shall be deemed to be the supplements to the Appendixes, which the Parties shall comply with. If any of the above administrative regulations and/or standards conflict with any provisions of this Agreement, the administrative regulations and/or standards shall prevail. Notwithstanding that, the Parties may consult with each other and may consider this Agreement to be applicable or if necessary, enter into a separate agreement in connection with any such conflict.

10.2.
Either Party shall inform the other Party 15 days in advance if it intends to make any amendments of this Agreement. The Parties shall consult with each other and any amendments shall be made in writing.

10.3.
Except for the circumstances specified in this Agreement, during the term of this Agreement, without the written consent from the other Party, no Party shall suspend or terminate the performance of this Agreement or unilaterally release this Agreement.

10.4.
If one Party does not perform its duties or obligations under this Agreement, or has committed a material breach of this Agreement resulting in the inability of the other Party to operate or to carry out the cooperation in any mobile value-added services, such act shall be deemed as a breach and the non-breaching Party shall have the right to make a claim for any economic losses caused by the breaching Party and to terminate the Agreement.

10.5.
If Party B needs to terminate this Agreement due to any technical reasons or difficulties in its operation, Party B shall inform Party A in writing at least one month in advance and after Party A has given its consent, there shall be a buffer period of one to three months for withdrawal. During such buffer period, Party B shall continue to provide services to users and inform users of such termination at least 90 days in advance on its website (Web/WAP) or through any other channels.

China Unicom

Mobile Value-added Services Cooperation Agreement

10.6.
If the Parties have any other agreements in connection with any mobile value-added services, any such former agreements shall be automatically terminated from the effective date of this Agreement and each Party shall bear any losses caused thereby.

Chapter 11 Withdrawal Mechanism

11.1.
If Party B applies to operate mobile value-added services and cannot pass the relevant tests due to its own reasons within three months (from the date on which Party A informs Party B of the testing), the Mobile Value-added Services Cooperation Agreement entered into by Party A and Party B shall be terminated automatically.

11.2.
The Parties agree that the business withdrawal mechanism shall apply under certain circumstances and one or more items of business cooperation may be terminated based on the review of the revenues generated from Party B’s information services, complaints from users and business testing. The Parties may apply different withdrawal mechanisms based on the differences in the businesses, which shall be set forth in the relevant appendixes.

11.3.
Party A shall reserve its right on whether the withdrawal mechanism shall apply in the termination of one or more items of business cooperation with Party B. Based on the actual conditions, Party A may, within one month before the expiration of this Agreement or within one month after Party B has satisfied the relevant conditions specified for the withdrawal mechanism, decide whether to conduct another test on Party B’s business and whether the withdrawal mechanism is applicable. If the withdrawal mechanism is applied and one or more items of business cooperation is terminated, the appendix relating to any such business shall be automatically terminated.

11.4.	As to Party B engaging in a special industry, Party A shall have the right to decide whether the withdrawal mechanism provided for in this Agreement and the relevant appendixes shall apply.

China Unicom

Mobile Value-added Services Cooperation Agreement

11.5.
The termination of one or more items of business cooperation pursuant to the main text of this Agreement or any Appendixes to this Agreement shall not have any impact on Party B in carrying out any other businesses or in applying for the operation of any other businesses that it has not yet operated.

11.6.
If Party B materially breaches this Agreement or violates the service quality standards or customer service standards set forth by Party A in the operation of one or more businesses, in addition to the termination of the cooperation in such business with Party B by applying the withdrawal mechanism, Party A shall reserve its right to terminate the cooperation in any other businesses in which Party B has not breached.

Chapter 12 Contact Person and Bank Account Numbers

12.1.
For purposes of the cooperation, Party A and Party B may appoint their respective contact persons for various businesses. The names of such contact persons, contact addresses and means of contact shall be set forth in the various appendixes for the relevant businesses.

Chapter 13 Effectiveness and Other Matters

13.1.
This Agreement shall become effective from the date on which the authorized representatives of the Parties have signed this Agreement or affixed their common seals and billing and settlement shall commence from the date of commencement of the businesses under this Agreement. This Agreement shall be valid until March 31, 2005, unless otherwise terminated in advance in accordance with the provisions of this Agreement. Before the expiration of this Agreement, Party A may conduct a review of Party B’s ability and qualifications for the performance of this Agreement. If Party A is of the view that Party B has the required ability and qualifications for the continuous performance of this Agreement, this Agreement shall be automatically renewed for one year.

13.2.
Any newly executed appendixes shall become effective and shall become a part of this Agreement from the date on which Party A signs for confirmation and Party B authorizes its representative to sign and affix its common seal. With regards to any change to Party B’s banking information as set forth in Appendix 3, information on the Parties’ business contact persons and information on the customer services, any such change shall become effective once signed by the authorized representatives. Appendix 15 contains the authorization letters and signature specimens of such authorized representatives, which shall be signed together with this Agreement.

13.3.	This Agreement and each appendix shall be signed in duplicates and each Party shall hold one copy, which shall have the same legal effect.

China Unicom

Mobile Value-added Services Cooperation Agreement

Appendix 1

Maintenance Interface of the Parties and Maintenance Responsibility

China Unicom

Mobile Value-added Services Cooperation Agreement

Appendix 1 Maintenance Interface of the Parties and Maintenance Responsibility

I.	Maintenance Interface Diagram

[MAINTENANCE INTERFACE DIAGRAM]

II.	Maintenance Responsibilities of the Parties

(1)	Obligations of Party A:

1.	Party A shall be responsible for providing the hardware and software systems that are required in Party A’s mobile communication networks and data service platforms.

2.	Party A shall cooperate with Party B to connect various communication cables between Party A’s gateways or servers to Party B’s servers.

3.	Party A shall be responsible for setting forth the relevant technical protocol standards and interface standards in connection with mobile value-added services for Party B.

4.
Party A shall be responsible for the normal operation of the communication network that falls within Party A’s scope of responsibility as specified in the above diagram and shall be responsible for any network failures that arise for reasons not attributable to Party B. For any abnormal and overloading data or information transmission that may have any impact on the safety of Party A’s network operation, Party A shall have the right to limit the transmission.

5.
Party A shall be responsible for providing Party B with the statistical data in respect of the communication channels used by Party B and shall ensure the reliability and promptness of such statistic data.

6.
Party A shall inform Party B as soon as possible of the testing of and adjustments to, or maintenance of the gateways or other network facilities, or any other foreseeable reasons resulting in a transmission breakdown, including the detailed reasons for such breakdown, time and cycle.

7.
Party A shall ensure to keep Party B informed promptly within a reasonable period of time of any transmission breakdown caused by any failures in the gateways or other network facilities or any other reasons that cannot be foreseen.

China Unicom

Mobile Value-added Services Cooperation Agreement

(2)	Obligations of Party B:

1.
Party B shall be responsible for the construction and maintenance of its own ‘application service’ system, including all the work and expenses related to the hardware equipment, the testing of and adjustments to the system, operation commencement, system maintenance, daily service management and market development.

2.
Party B shall be responsible for the interconnection between its system and Party A’s various gateways or servers and all the expenses relating to the application, leasing and maintenance of the relevant communication cables.

3.
Party B shall be responsible for the compilation, review and preparation of the information to be provided by it and ensure their accuracy, truthfulness, reliability and legality and bear the relevant liability.

4.
Party B shall ensure that all its testing of and adjustments to the system, operation commencement and system maintenance will not be carried out during Party A’s business rush hours and any work that may seriously affect users shall be carried out at night. Party B shall guarantee that all the above work will not have impact on the normal operation of Party A’s networks and shall bear responsibility for any failure caused to Party A’s network system.

5.
Party B shall inform Party A in advance of any testing of and adjustments to the system, operation commencement and system maintenance and subject to Party A’s confirmation, inform its users through e-mails, advertisements, SMS or any other effective means and shall ensure that any impact on its users is kept to a minimum.

6.
During the term of cooperation, Party B shall comply with any adjustments or arrangements on the volume of the business made by Party A in the event of any emergency in order to ensure the normal and steady operation of various data businesses.

China Unicom

Mobile Value-added Services Cooperation Agreement

7.
During the transmission of various data and information to Party A’s mobile communication networks and data business platforms, Party B shall guarantee that there shall be no overloading that may jeopardize the safety of the network.

8.	Party B shall guarantee to provide the 24-hour system maintenance.

China Unicom

Mobile Value-added Services Cooperation Agreement

Appendix 2

Letter of Responsibility from the Information Source for the Guarantee of Information Security

China Unicom

Mobile Value-added Services Cooperation Agreement

Appendix 2 Letter of Responsibility from the Information Source for the Guarantee of Information Security

In connection with the access to China Unicom’s mobile communication networks, China Unicom’s UNINET or any other related business platforms (including, but not limited to, the SMS gateway, WAP gateway, JAVA/BREW download server, location service server, etc.), the information source entity (the “CP/SP” hereinafter) guarantees to comply with the following provisions:

Article 1 It will comply with the relevant state laws, administrative regulations and rules and strictly implement the administrative regulations relating to information security.

Article 2 It will not use China Unicom’s mobile communication networks, China Unicom’s UNINET or any other related service platforms to engage in any illegal and criminal activities that may jeopardize the state safety or disclosure of any state secrets. It will not use China Unicom’s mobile communication networks, China Unicom’s UNINET or any other related service platforms to make, read, duplicate and distribute any information that is in violation of the constitution and the law, harm the social security, hinder the state unification or national unity or have any pornographic or violence contents. It will not use China Unicom’s mobile communication networks, China Unicom’s UNINET or any other related service platforms to distribute any information that may contain any of the following:

1.	Violating the basic principles set forth in the constitution;

2	Harming the state safety, disclosing any state secrets, overthrowing the state power and hindering the state unification;

3.	Damaging the state reputation and interests;

4.	Instigating the hatred or discrimination and breaking the unity;

5.	Damaging the state religion policies and promoting any evil religion and superstition;

6.	Distributing rumors and disturbing the social order and stability;

7.	Promoting indecency, pornography, gambling, violence, murder, terror or instigating crime;

China Unicom

Mobile Value-added Services Cooperation Agreement

8.	Shaming or slandering others and infringing the legitimate interests of others;

9.	Containing any other contents prohibited by the law or administrative regulations.

Measures shall be promptly taken to stop the acts and a report shall be made to the relevant authorities when any of the above law breaching activities and harmful information are found.

Article 3 Information provided by the information source entity must be in compliance with the state intellectual property right laws, regulations and policies.

Article 4 The information source entity shall, after the interconnection testing, trial operation and commencement of operations, shall guarantee the safety and stability of service contents provided by it and shall not bring any harm to China Unicom’s mobile communication networks, China Unicom’s UNINET or any other related service platforms.

Article 5 The information source entity shall set up its effective information safety and confidentiality administration system and technology security measures, and accept the administration, supervision and inspection from the relevant authorities.

Article 6 If any of the above provisions are violated, China United Communications Corporation shall have the right to take any necessary measures and disconnect the access by the information source entity. If the case is serious, the business cooperation shall be terminated and the legal liability of the information source entity shall be investigated. This Letter of Responsibility, once becoming effective after being signed by the information source entity, shall be kept by China United Communications Corporation.

Information source entity: Beijing AirInbox Information Technology Co., Ltd.

Authorized Representative: /s/ Li Luyi
(Signature and seal)

Date:

China Unicom

Mobile Value-added Services Cooperation Agreement

Appendix 3

Party B’s Basic Information for the Operation of Mobile Value-added Services

China Unicom

Mobile Value-added Services Cooperation Agreement

Appendix 3 Party B’s Basic Information for the Operation of Mobile Value-added Services

Party B’s Basic Information for the Operation of Mobile Value-added Services
Company’s information	Company’s full name	Beijing AirInbox Information Technology Co., Ltd.
	Enterprise code number	90300	Abbreviation in English	KongZhong Corporation
	Telecom and information service operation permit number	Jing ICP Zheng No. 020001	Valid term of the telecom and information service operation permit	From Sept. 4, 2003 to April 10, 2007
	Value-added telecom services operation permit number	B2-20040152	Valid term of the value-added telecom operation permit	From Aug. 18, 2004 to Aug. 18, 2009
	Business license registration number	1101082373236 (1-1)	Valid term of the business license	From Apr. 4, 2002 to Apr. 4, 2032
Contact person’s information	Name	Li Hongli	Telephone	(010) 8857-6000 Ext. 6648
	Mobile	13301252513	Fax	(010)8857-5900
	E-mail	lihongli@kongzhong.com
Information on customer service in connection with mobile value-added services (Note: Please specify if there are different customer service information in different business)	24-hour customer service hotline	(010) 6808-3018
	Person in charge of customer service	Lu Ce
	Website for information on customer service and business	www.kongzhong.com
Party B’s banking information	Payee’s full name	Beijing AirInbox Information Technology Co., Ltd.
	Payee’s account opening bank	Industrial and Commercial Bank of China, Beijing Branch, Xinjiekou Subbranch, Dewai Outlet
	Payee’s bank account	0200001309006796982

Party B (seal): Beijing AirInbox Information Technology Co., Ltd.

China Unicom

Mobile Value-added Services Cooperation Agreement

Execution Page (no content on this page)

Party A: China United Communications Corporation

Legal representative or authorized person: /s/ (Legal representative or authorized person)

Signing date: February 2, 2005

Party B: Beijing AirInbox Information Technology Co., Ltd.

Legal representative or authorized person: /s/ Li Luyi (Stamp of Beijing AirInbox Information Technology Co., Ltd.)

Signing date: February 2, 2005

China Unicom

Mobile Value-added Services Cooperation Agreement

Appendix 4

Short Message Services

Appendix Number: CUVAS-A2005-0024/S

China Unicom

Mobile Value-added Services Cooperation Agreement

Appendix 4 Short Message Services

I.	Definition

1.	Uploading communication fee means the fee for SMSs from a user’s mobile phone to Party B’s SMS gateway. Uploading communication fees are charged by Party A to users.

2.
Downloading communication fee means the fee for SMSs from Party B’s SMS gateway to a user’s mobile phone. Downloading communication fees are charged by Party A to users. Downloading SMSs shall include SMSs under the PUSH category.

3.
Unbalanced communication fee means the SMS fee for any unbalanced part (the number of downloading SMSs minus the number of uploading SMSs). Any unbalanced communication fees shall be charged by Party A to Party B.

4.
Preferential Treatment Period: After Party B has obtained the qualifications for the full network access, for the first three months after the billing for its business, information service fees shall be allocated at a fixed proportion and in connection with the administration, Party A applies certain preferential policies to Party B and its business operation. This period is called as the “Preferential Treatment Period”.

5.	Services under the PUSH category mean those various services received by users through their mobile terminals initially provided by CP/SP, even though users have not applied at all.

6.
Ranking: Party A ranks all CP/SP on the basis of their information service revenues after the preferential treatment period and they are divided into four ranks: The first 5%; 5% to 45%; 45% to 85% and the remaining after the 85%. If the product has any decimals after the total number of CP/SP is multiplied by the relevant percentages (i.e., 5%, 45% and 85%), the number shall be rounded to a whole number. As the reconciliation has some impact on the information service revenues, on the basis of which CP/SP ranking is decided, the ranking shall be based on Party A’s data before any reconciliation.

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Mobile Value-added Services Cooperation Agreement

II.	Manner of Cooperation

1.
As the telecom operator that provides the relevant platforms for SMS downloading services, Party A provides Party B with communication channels non-gratuitously. On the basis of the relevant platforms for SMS downloading services, Party B provides Party A’s users with SMS services non-gratuitously.

2.	The unified brand of UNI-Info shall be used for all the nation-wide services in which the Parties cooperate. Party B’s service access number is ..

3.
When Party B applies to operate or add any services, Party B shall provide the relevant information on itself and its services (including the details on its customer service process) in the form attached herein or the form provided by Party A when this Agreement is signed. Subject to Party A’s confirmation, arrangements may be made as agreed by the Parties for the relevant service testing.

4.
Pursuant to the relevant state regulations and at Party A’s request, Party B shall provide the relevant qualification certificates when applying for the operation or increase of any new services in order to evidence that it has sufficient qualifications, ability and power for the operation of any such services. Party B shall guarantee that all the qualification certificates are authentic and valid. Party A shall not be liable for the review of the truthfulness and authentication of any such qualification certificates.

5.
If necessary, Party B shall provide Party A with its business operating plan, including, but not limited to: business plan, technology plan, testing plan, operating plan, marketing and promotion plan and market analysis, forecast and undertaking, for Party A’s review and planning.

6.
Party B guarantees to comply with the Administrative Measures on Internet Information Services and guarantees the accuracy, safety and legality of the contents of any information provided by it. Party B shall strictly not distribute and circulate any information that may breach the state laws and regulations, or that may harm the nation’s interest, social public interest and Party A’s interest.

China Unicom

Mobile Value-added Services Cooperation Agreement

7.	Party B shall be responsible for the review of SMS contents compiled by users and shall guarantee that all the information contents are sound and legal.

8.
Party B shall authenticate users’ mobile phone numbers and show the numbers of calling parties for any SMS. No SMS shall be sent to any other mobile phone users in an anonymous manner or in any other manners.

9.	Party B shall have the daily logging function and all the historical data shall be kept for at least three months for any future inspection.

10.	During the preferential treatment period, Party may terminate this Agreement or implement the withdrawal mechanism not on the basis of Party B’s information service revenues.

III.	Business Operation

1.	Access mode: Internet

2.	Access location:

3.	Time for the official commencement of business operations:

4.	Party B’s customer service information: See Appendix 3.

IV.	Billing

All the communication fees shall be owned by Party A and subject to the deduction of 8% for bad debts, information service fees shall be distributed to the Parties at a certain proportion.

1.	Communication fees:

a)	Party A shall price the communication fees and shall collect such fees from users.

b)
For services such as information ordering and enquiries sent by users from their mobile phones, after users successfully receive information, uploading communication fees shall be charged at RMB0.05 per message and downloading communication fees shall be charged at RMB0.05 per message;

China Unicom

Mobile Value-added Services Cooperation Agreement

c)
For services such as information ordering and enquiries sent by users from Internet, after users successfully receive information, communication fees shall be charged at the downloading communication fee rate, i.e., RMB0.05 per message;

d)	For point to point mode (i.e., mobile phone to mobile phone SMS service), after users successfully send messages, callers shall be charged for RMB0.10 for each message sent;

e)
For any feedback information received by users for the use of any wireless data services, no communication fees shall be charged and such feedback information includes the system confirmation of user’s successful operation, system failure information or information on user’s unsuccessful operation. No communication fees are charged for either uploading or downloading such information.

f)
Unbalanced communication fees paid to Party A by Party B after settlement = (the number of downloading SMS - the number of uploading SMS) X RMB0.05 per message, of which: the number of downloading SMS is the total number of SMS sent through access numbers allocated to Party B, while the number of uploading SMS is the total number of SMS received through access numbers allocated to Party B.

2.	Information Service Fees:

a)
Information service fees: In principle, it shall be priced by Party B and implemented after Party A’s review and approval. During the preferential treatment period, information service fees shall be distributed at a fixed proportion, which is 2:8.

b)	Information service fees shall be charged to caller after user receives message successfully.

China Unicom

Mobile Value-added Services Cooperation Agreement

c)	Information service fee settlement formula:

Information service fees paid to Party B by Party A after settlement = (information service fee receivable - 8% bad debts) X settlement proportion applicable to Party B - unbalanced information service fees

d)	The basis for revenue distribution between the Parties shall be the information service fee receivable.

e)	Proportion for the information service fee distribution between the Parties:

Information service fee receivable	Distribution proportion (Party A, Party B)
Information service fees ranking at top 5%	1:9
Information service fees ranking at top 5%-45%	2:8
Information service fees ranking at top 45%-85%	3:7
Information service fees ranking at top 85%-100%	4:6
During the preferential treatment period	2:8

f)
For fixed monthly information service fees, users may cancel their customization within 72 hours from the first time of connection and no fees shall be charged. For any monthly information service fees whose users subscribe for any such services after the 20th day of each month, Party B shall not make a charge of information service fees to users for that month.

3.	Special Tariff for PUSH services:

a)	PUSH services: means various services that are not applied for by users, but initiated by CP/SP and accepted by users though mobile terminals.

b)	No communication and information service fees shall be charged to users;

c)	For PUSH services, Party B shall pay downloading communication service fees at a rate of RMB0.05 per message;

China Unicom

Mobile Value-added Services Cooperation Agreement

d)	Party B may only distribute information relating to its services and without approval, Party B cannot send any advertisements or other commercial information to users;

4.	Others: Party B shall, in accordance with Party A’s requirement on format, insert a legend in each message that information service fees shall be collected on Party B’s behalf.

V.	Other Service Requirements

1.	Party B shall announce the number of message to users when delivering any information services to users;

2.
For group dispatch through Internet by users, communication and information service fees shall be charged to calling parties pursuant to the number of phone numbers and the relevant charging standards. The maximum number of each group dispatch shall not be more than two.

3.
Party B must provide, free of charge, to users the service code for cancellation of any services that have been customized, which means, when a user sends “0000” to Party B’s service code, all the services customized by such user shall be cancelled and a reply will be sent out with the following messages: “You have not customized XX (Party B’s name) to provide the SMS services. Customer hotline: XXXX-XXXX” or “You have cancelled the customized SMS services provided by XX (Party B’s name). Customer hotline: XXXX-XXXX”;

4.
After the 15th day of each month, Party A will provide the number segment data documents of the previous month for every province of the entire network in the catalog of ftp: //211.94.164.40 (user ID/password: Unicom/telseseg) and Party B shall update the number segment documents for business system users within that month and operate its businesses at its new number segments from the 1st day of the following month. All the number segment files will be kept on line for two months.

VI.	Withdrawal Mechanism

The Parties agree to review the SMS services cooperation from the aspects of service testing, service development and service violation (the service here refers to UNI-info in this Appendix) and apply the appropriate withdrawal mechanism based on the review results. If Party B decides not to operate any SMS services due to the application of any withdrawal mechanism, the cooperation between the Parties in the SMS services shall be terminated and this Appendix shall no longer be effective.

China Unicom

Mobile Value-added Services Cooperation Agreement

1.	Rules for Withdrawal Mechanism

a)	Withdrawal mechanism on the basis of service testing

If Party B applies to operate the SMS services and cannot pass the relevant testing within three months from the day on which Party A informs Party B of the testing date, the cooperation in the SMS services between the Parties shall be terminated automatically and the appendix relating to such SMS service cooperation shall also be automatically terminated.

b)	Withdrawal mechanism on the basis of service development

I.	Rules for service withdrawal

A.
After the expiration of the preferential treatment period, if Party B’s information service fees ranked among the last 5% for three consecutive months, Party B will get a yellow warning card and the following measures for a yellow warning card shall apply.

B.
After the expiration of the preferential treatment period, if Party B’s information service fees ranked among the last 5% for six consecutive months, Party B will get a red warning card and the following measures for a red warning card shall apply.

II.	Measures for Service Withdrawal

A.
Yellow warning card: If Party B gets a yellow warning card, it shall be listed in the list of CP/SP that have received yellow warning cards that is placed on Party A’s website. In addition, Party A will send a written notice to Party B.

B.
Red warning card: If Party B gets a red warning card, its cooperation with Party A in such service shall automatically terminate and its service access code will be taken back by Party A. Under such circumstances, Party A will not accept any application for cooperation for such service from Party B within one year from the termination.

China Unicom

Mobile Value-added Services Cooperation Agreement

c)	Withdrawal Mechanism on the basis of SP/CP’s breaching acts

A.	Definition for breaching acts:

Serial Number	List of Breaching Acts	Breaching Act Category
1	The three-day period for service cancellation is not provided for in the monthly subscription package	A

2	Service fees are not specified in service promotion or customization by users	A

3	In the service registration process, users have not been expressly informed that the service is a monthly subscription package and monthly service fees have been charged to users	A

4
Customer support has not been provided in accordance with the Agreement and the provisions of the Service Administrative Measures and complaints have not been handled promptly or within the time specified in the relevant contracts
A

5	System breakdown exceeds the time limits specified in the Agreement	A

6	Service cannot be cancelled by sending ‘0000’	A

7	Fees charged for account opening without users’ consent	B

8	Party B has made some group dispatches through its own access number without Party A’s approval	B

9	Invoices are not standardized, resulting in the inability to correctly charge communication service fees	B

10	Trial use provided to users free of charge and fees charged after the expiration of trial period without informing users	B

11	New services are provided without informing Unicom	B

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Mobile Value-added Services Cooperation Agreement

Notes: Party A shall reserve its right to revise the list pursuant to any issues found the service operation.

B.	Measures for determining the breaching act categories:

Third grade breaching if one of the conditions is met	One of the breaching acts under Category A in the List of Breaching Acts

Second grade breaching if one of the conditions is met	1. Three or more than three breaching acts under Category A at the same time
2. Third grade breaching has been determined for three consecutive times
3. One of the breaching acts under Category B in the List of Breaching Acts

First grade breaching if one of the conditions is met	Second grade breaching has been determined for three consecutive times

C.	Measures for breaching act handling:

Breaching grade	Measures	Details	Time
	1. Warning for the third grade breaching	List SPs that have been determined as having committed third grade breaching in the Third Grade Breaching SP List and make a public announcement on such SPs.
Third grade breaching			Three months after announcement
	2. Suspend the access to any new services	Party A will suspend the review of the SP’s application for any new services and Party A shall no longer cooperate or terminate the cooperation with such SP for any service promotion.

China Unicom

Mobile Value-added Services Cooperation Agreement

	1. Warning for the second grade breaching	Party A shall list the SP that has been determined to have committed second grade breaching in the Second Grade Breaching SP List, and inform the SP accordingly.
Second grade breaching			Three months after announcement
2. Reduce the fee distribution proportion and impose penalties
Reduce 10 percentage points for fee distribution for such SP and for any SPs whose information service fees before settlement are less than RMB100,000, penalties shall be imposed at RMB10,000 for each breaching acts incurred by such SP.

First grade breaching	Settlement shall be stopped and access shall be terminated
Party A shall stop the service settlement with such SP and the SP shall make a rectification to its services. If the SP is not qualified after rectification, Party A shall terminate the cooperation with such SP and take back the SP’s SMS access number and Party A shall not have any business cooperation with the SP within one year.

VII.	Contact Person

Party A: Name: Geng Yuqiang
Tel: 010-6650-4007
Fax: 010-6650-4005
E-mail: gengyq@chinaunicom.com.cn
Party B: See Appendix 3

VIII.	List of SMS

China Unicom

Mobile Value-added Services Cooperation Agreement

Execution Page (no content on this page)

This page is the execution page with signature and seal for Appendix 4 attached to China Unicom’s Mobile Value-added Service Cooperation Agreement (the main contract number: CUVAS-A2005-0024.

Party B: Beijing AirInbox Information Technology Co., Ltd.

Legal representative or authorized person: /s/ Li Luyi (Stamp of Beijing AirInbox Information Technology Co., Ltd.)
Signing date: February 2, 2005

China Unicom

Mobile Value-added Services Cooperation Agreement

Service Appendix

WAP Services
Appendix Number: CUVAS-V05-A2005-0291/W

China Unicom

Mobile Value-added Services Cooperation Agreement

Service Appendix WAP Services

Preamble

This Service Appendix is attached to the Mobile Value-added Services Cooperation Agreement entered into between China United Telecommunications Corporation (“Party A”) and Beijing AirInbox Information Technology Co., Ltd. (“Party B”) (Agreement Number: CUVAS-V05-A2005-0291) (the “Agreement”) and it is an inseparable part of the Agreement.

In order to operate the WAP services under this Appendix, apart from the certificates, qualifications and business permits specified in the Agreement, Party B shall have duly obtained all the permissions and approvals required for the operation of such services. Party B shall undertake that all the permits and other documents are valid and it has sufficient ability and qualifications to operate the mobile value-added services specified in this Service Appendix.

Party B shall undertake to comply with the Measures on the Administration of Internet Information Services and shall be liable for the accuracy, safety and legality of the contents of information provided by it. It shall be strictly forbidden to distribute or circulate any information that may violate the state laws and regulations or that may harm the state’s interest, the social public interest and Party A’s interest.

The WAP Services referred to under this Service Appendix shall mean the mobile value-added services under the WAP category that are the subject of cooperation between the Parties and the rights and obligations of the Parties in the cooperative operation of the WAP services are specified in this Service Appendix.

The contents of this Service Appendix shall have the same legal effect as the Agreement. Unless otherwise specified, the terms defined in this Service Appendix shall have the same meaning of those terms defined in the Agreement. If there is any conflict between this Service Appendix and the Agreement, this Service Appendix shall prevail.

Chapter 1	Manner of Cooperation

1.
The WAP services refer to the mobile value-added services under the WAP category provided to users cooperatively by the Parties. As the owner of the mobile communication networks, Party A shall provide Party B with the resources of a fair and high quality WAP service access platform and network and users, the maintenance of the WAP service platform and the management of the relevant WAP contents. Party B shall provide the relevant WAP service content through access to such platform. The WAP services referred to under this Service Appendix are a nation-wide service.

China Unicom

Mobile Value-added Services Cooperation Agreement

2.
The nation-wide WAP services operated cooperatively by the Parties shall be branded as “uni-Wap”. In the application to operate the service, Party B shall truthfully provide the relevant information pursuant to the requirements for the SP service system and after the application is approved, a service testing shall be conducted at a time agreed by the Parties.

Chapter 2	Service Information

1.
Party B shall provide the relevant service application information when submitting its service application through Party A’s SP service system. Service testing and service connection shall be carried out after the service application has been reviewed by Party A. The service application information provided by Party B shall have legal effect and Party A shall make the relevant service connection and settlement on the basis of the service application information provided by Party B.

2.	The service application information provided by Party B shall include, but shall not be limited to, the following information: service name, service category, trial manner and billing method.

Chapter 3	Billing and Settlement

1.	Agreements in connection with the billing and settlement

(1)
The communication service fees shall be priced by Party A and users shall be charged by Party A in accordance with the relevant provisions. All the communication service fees shall be owned by Party A.

(2)	The information service fees shall be priced by Party B and subject to Party A’s review and approval, the information service fees shall be charged and collected by Party A on behalf of Party B.

(3)	The information service fees shall be distributed between the Parties in an agreed settlement manner.

China Unicom

Mobile Value-added Services Cooperation Agreement

(4)	Subject to an 8% deduction for bad debts, any remaining information service fees shall be distributed between the Parties.

(5)	Agreements on the billing and settlement for WAP PUSH:

1)	For any point to point PUSH initiated by a user, Party A shall charge the communication service fee to such user;

2)
For the communication service fees in connection with the PUSH information initiated by Party B’s server, Party A shall make a deduction from the information service fees settled and to be paid to Party B every month (this provision shall not apply to the settlement of any communication service fees for any WAP PUSH initiated from Party A’s platform as applied by Party B).

2.	Settlement Manner

(1)	Parameters

E: The total amount of information service fees;

B: The proportion for bad debts;

S: The proportion distributed to Party B;

A: The proportion distributed finally to Party B, i.e., the actual proportion finally distributed to Party B after the deduction of various other expenses as agreed by the Parties.

T: The settled amount of the information service fees.

IM: The total amount of the WAP PUSH communication fees

(2)	The method for the calculation of A and T in connection with the WAP services:

A = (I - B) * S;

T = E * A - IM

China Unicom

Mobile Value-added Services Cooperation Agreement

(3)	Agreed Parameters:

B = 8%; S = 80%;

If Party A makes any adjustments to any parameters, Party A shall inform Party B in writing and the Parties shall enter into a supplement or revised agreement.

(4)
If some special service fees are applied for a certain billing period as agreed by the Parties (including free of charge, discount), such special service fees shall prevail in connection with the calculation of the total amount of the information service fees for such billing period.

3.	Monthly billing package plan

(1)	The billing cycle for the information service fee monthly billing package plan is a calendar month.

(2)
When a user customizes its monthly service for the period from 00:00:00 of the first day of a calendar month to 24:00:00 of the 15th day of the same month, the information service fees for a whole month shall be charged to such user. When a user customizes its monthly service for the period from 00:00:00 of the 16th day of the same month to 24:00:00 of the last day of the same month, the information service fees for half a month shall be charged to such user.

(3)
For any service that is cancelled, any information service fees that have been collected shall not be refunded and the user may still use the service in the remaining days of that month and no information service fees for such service shall be charged to such user in the next billing cycle.

Chapter 4	Withdrawal mechanism and Breach

The provisions relating to the withdrawal mechanism and breach specified in the Agreement shall be applicable.

China Unicom

Mobile Value-added Services Cooperation Agreement

Chapter 5	Contact

1.
Party B shall provide the relevant contact information truthfully for the SP service system and promptly update if there is any change. If, due to the failure of Party B to timely update its contact information, Party A cannot contact Party B in time or cannot perform any of its obligations under this Appendix, Party A shall not bear responsibility for any breach of its obligations.

2.	Information relating to Party A’s contact person for the WAP services are as follows:

Party A:	Name:	Shu Kesi
Telephone:	010 6650 4022
Fax:	010 6650 5545
E-mail:	shuks@chinaunicom.com.cn

Party B:	Name:	Li Hongli
Telephone:	13301252513
Fax:	(010) 8857 5900
E-mail:	lihongli@kongzhong.com

China Unicom

Mobile Value-added Services Cooperation Agreement

Execution Page (no contents in this page)

This page is the execution page with signature and seal for Appendix 6 attached to China Unicom’s Mobile Value-added Service Cooperation Agreement (the main contract number: CUVAS-A2005-0024.

Party A: (Affixed with Unicom’s common seal)

Date:

Party B: Beijing AirInbox Information Technology Co., Ltd.

Legal representative or authorized person: /s/ Li Luyi (Stamp of Beijing AirInbox Information Technology Co., Ltd.)

Signing date: